Exhibit 10.14

                              THIRD ADDENDUM TO
                        EXECUTIVE EMPLOYMENT AGREEMENT


      This Third Addendum to Executive Employment Agreement (the "Addendum") is made this 21st day of October 2003, by and between First Cash Financial Services, Inc. (the "Company"), a Delaware corporation, and Rick L. Wessel (the "Executive"). The Company and Executive may be hereinafter collectively referred to as the "Parties."


 RECITALS

 A. Executive is employed by the Company pursuant to an Executive Employment Agreement dated as of September 30, 2000 (the "Original Agreement"), as amended by the First Addendum to Executive Employment Agreement dated March 21, 2002 and the Second Addendum to Executive Employment Agreement dated October 24, 2002.

 B.   The Parties jointly wish to make additions to the Original Agreement.

 C.   The additions to the Original Agreement are set forth in this Addendum.


                                  AGREEMENT:
                                  ----------

      NOW, THEREFORE, in consideration of the promises, terms, covenants and conditions set forth herein and in the Original Agreement, and for other good and valuable consideration, the receipt of which is undisputed and hereby acknowledged, the Parties agree as follows:

      1. Extension of Term. Executive has met the stipulated performance criteria established by the Board. Accordingly, pursuant to the Original Agreement, Executive's term of Employment has been extended through December 31, 2008.

      2. Base Salary. As a result of Executive meeting the stipulated performance criteria established by the Board for 2001, the Executive's annual base salary was increased to $350,000 for the period from January 1, 2002 until December 31, 2002. Again as a result of Executive meeting the stipulated performance criteria for 2002, the Executive's annual base salary for the period from January 1, 2003 until December 31, 2003 was increased to $450,000. Again as a result of Executive meeting the stipulated performance criteria for 2003, the Executive's annual base salary for the period from January 1, 2004 until December 31, 2004 was increased to $495,000. During the remaining term of Executive's employment, Executive's annual base salary shall not be decreased, but shall be adjusted annually in each December at a rate of no less than 10% of the current year's base salary. In addition, the compensation committee of the Board may determine such other adjustments as may be appropriate based on the Executive's performance during the most recent performance period, in accordance with the Company's compensation policies.

      3.    Interpretation.

 a. No Other Additions. Sections 1 and 2 of this Addendum constitute the only additions to the Original Agreement, all other terms and conditions therein shall remain unaltered.

 b.   Definitions.   All  capitalized terms  used  herein and  not  otherwise
 defined shall  have  the same  meaning  assigned  to them  in  the  Original
 Agreement.

 c. Severability. Should any one or more of the provisions of this Addendum be determined to be illegal or unenforceable, all other provisions of this Addendum shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

 d.   Choice of Law.   This Addendum shall be  governed by, and construed  in
 accordance with, the laws of the State of Texas.

 f. Headings. The headings of sections and paragraphs of this Addendum have been inserted for convenience of reference only and do not constitute a part of this Addendum.

 g. Counterparts. This Addendum may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

 IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered as of the day first above written.

 FIRST CASH FINANCIAL SERVICES, INC.

 By: /s/ Phillip E. Powell
     -----------------------
     Phillip E. Powell
     Chief Executive Officer



 EXECUTIVE

 /s/ Rick L. Wessel
 ------------------
 Rick L. Wessel